UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2015

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (914) 921-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

  On August 4, 2015, GAMCO Investors, Inc.'s Board of Directors declared a regular quarterly dividend of $0.07 per share to all of its Class A and Class B shareholders, payable on September 29, 2015 to its Class A and Class B shareholders of record on September 15, 2015.

  In addition, the Board of Directors autorized the repurchase of up to an additional 500,000 shares of its Class A Common Stock at such times, prices and amounts to be determined by the company.  After this most recent authorization, there are 814,502 shares available for repurchase under GAMCO’s stock repurchase program.  Since our 1999 IPO in which we sold six million shares at a price of $17.50 per share, we have returned $897.2 million to our shareholders through dividends and stock repurchases.  We have repurchased 9.3 million shares at an average price of $44.51 per share for an investment of $414.8 million and paid cumulative dividends of $482.4 million or $17.66 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By: /s/ Kieran Caterina

Kieran Caterina
Senior Vice-President and co-Chief Accounting Officer

Date:August 5, 2015